As filed with the Securities and Exchange Commission on May 11, 2004

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 MEDICAL STAFFING
           NEVADA                 SOLUTIONS, INC.              91-2135006
(State or Other Jurisdiction  (Name of Registrant in        (I.R.S. Employer
      of Incorporation             Our Charter)           Identification No.)
      or Organization)

                                                        BRAJNANDAN B. SAHAY
8150 LEESBURG PIKE, SUITE 1200                    8150 LEESBURG PIKE, SUITE 1200
   VIENNA, VIRGINIA 22182                              VIENNA, VIRGINIA 22182
       (703) 641-8890                 7363                 (703) 641-8890
   (Address and telephone       (Primary Standard  (Name, address and telephone
     number of Principal           Industrial       number of agent for service)
    Executive Offices and      Classification Code
Principal Place of Business)         Number)

                                    Copies to:
          Clayton E. Parker                     Christopher K. Davies, Esq.
      Kirkpatrick & Lockhart LLP                Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                      Miami, Florida 33131
       Telephone: (305)539-3300                  Telephone: (305)539-3300
      Telecopier: (305)358-7095                  Telecopier: (305)358-7095

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                   PROPOSED       PROPOSED
                                                                    MAXIMUM        MAXIMUM
                                                                    OFFERING      AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF                   AMOUNT TO BE           PRICE        OFFERING     REGISTRATION
  SECURITIES TO BE REGISTERED                  REGISTERED         PER SHARE (1)   PRICE (1)         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share   124,408,774 shares(2)     $0.20        $24,881,754    $3,152.30
-----------------------------------------------------------------------------------------------------------
TOTAL                                      124,408,774 shares(2)     $0.20        $24,881,754    $3,152.30
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 75,000,000 are being registered under the Equity Distribution Agreement and 43,607,000 are being registered under the secured debentures.

                            -----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on May 11, 2004.

Date: May 11, 2004                   MEDICAL STAFFING SOLUTIONS, INC.


                                     By:  /S/ Brajnandan B. Sahay
                                         ---------------------------------------
                                     Name:  BRAJNANDAN B. SAHAY
                                     Title: CHIEF EXECUTIVE OFFICER, PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER


      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/S/ BRAJNANDAN B. SAHAY                    Date:  May 11, 2004
------------------------------------
Brajnandan B. Sahay, Chairman

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